UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2006

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

100 Abbott Park Road
Abbott Park, Illinois	60064-6400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03               Material Modification to Rights of Security Holders.

On December 8, 2006, the Board of Directors of Abbott Laboratories, an Illinois corporation (the “Company”), approved Amendment Number 3 (“Amendment Number 3”), dated as of the same date, to the Rights Agreement, dated as of November 11, 1999, by and between the Company and Computershare Trust Company, N.A. (successor in interest to BankBoston, N.A.), (the “Rights Agent”), as amended by Amendment Number 1, dated as of December 7, 1999, and Amendment Number 2, dated as of May 19, 2000 (as so amended, the “Rights Agreement”). Amendment Number 3 changes the expiration date of the Company’s preferred stock purchase rights (the “Rights”) issued under the Rights Agreement from the close of business on November 10, 2009, to the close of business on December 11, 2006. As a result of Amendment Number 3, all Rights outstanding under the Rights Agreement expired as of the close of business on December 11, 2006.

The foregoing summary description of Amendment Number 3 is qualified in its entirety by reference to Amendment Number 3. A copy of Amendment Number 3 is filed with this report as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Amendment Number 3 to Rights Agreement, dated as of December 8, 2006, by and between Abbott Laboratories and Computershare Trust Company, N.A. (successor in interest to BankBoston, N.A.), as Rights Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: December 13, 2006	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amendment Number 3 to Rights Agreement, dated as of December 8, 2006, by and between Abbott Laboratories and Computershare Trust Company, N.A. (successor in interest to BankBoston, N.A.), as Rights Agent